SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the
          Securities Exchange Act of 1934 (Amendment No.   )

               Filed by the Registrant [X]
               Filed by a Party other than the Registrant [  ]
               Check the appropriate box:
               [ ]  Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
               [X]  Definitive Proxy Statement
               [ ]  Definitive Additional Materials
               [ ] Soliciting Material Pursuant to section 240.14a-11(c) or Section 240.14a-12

                                 Exolon-ESK Company
                  (Name of Registrant as Specified in its Charter)

                     (Name of Person(s) Filing Proxy Statement,
                              if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):
               [X]  No fee required.
               [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
                    (1) Title of each class of securities to which transaction applies:
                    (2)  Aggregate number of securities to which
                         transaction applies:
                    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                    (4)  Proposed maximum aggregate value of transaction:
                    (5)  Total fee paid:

               [ ]  Fee paid previously with preliminary materials.

               [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    (1)  Amount Previously Paid:

                    (2)  Form, Schedule or Registration Statement No.:

                    (3)  Filing Party:

                    (4)  Date Filed:



                                 EXOLON-ESK COMPANY
                           Annual Meeting of Stockholders
                              To be Held April 28, 1999


               Notice is hereby given that the Annual Meeting of the Stockholders of EXOLON-ESK COMPANY will be held at the Holiday Inn, 1881 Niagara Falls Blvd., Amherst, New York on Wednesday, April 28, 1999 at 10:00 a.m. for the following purposes:

               1. To hold an election by the holders of the outstanding shares of the Company's Common Stock and its Series $1.12 / Convertible Preferred Stock of three persons to the Company's Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               In addition, at this meeting the holder of the Company's outstanding shares of Class A Common Stock and its Series B $1.12-1/2 Convertible Preferred Stock will elect three members of the Company's Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

               The Board of Directors has fixed the close of business on March 18, 1999, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment thereof.

               Attention is directed to the Proxy Statement printed on the following pages.

                                        By order of the Board of Directors



                                        NANCY E. GATES, ESQ.
                                        Corporate Secretary
          March 19, 1999

               Please indicate your instructions on the enclosed proxy card, date and sign it, and mail it in the enclosed envelope as promptly as possible. If you attend this meeting, you may vote in person and the proxy will not be used.




                                 EXOLON-ESK COMPANY
                                   PROXY STATEMENT

                           Annual Meeting of Stockholders
                                   April 28, 1999


          Solicitation of Proxies

               This Proxy Statement is being furnished on or about March 19, 1999 to all holders of the Common Stock, par value $1.00 per share ("Common Stock"), and of the Series A $1.12-1/2
          Convertible Preferred Stock (the "Series A Preferred Stock") of Exolon-ESK Company (the "Company") of record on March 18, 1999 in connection with the solicitation of proxies in the form enclosed by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the Holiday Inn, 1881 Niagara Falls Blvd., Amherst, New York on April 28, 1999, and at any adjournments thereof. The Company's principal executive office is located at 1000 East Niagara Street, Tonawanda, New York 14150.

               Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. When proxies in the accompanying form are returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy card, unless the proxy is revoked prior to its exercise. A proxy may be revoked at any time prior to its exercise by delivery of a written revocation to the Secretary of the Company. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

               At the close of business on March 18, 1999, the record date for determining the holders of the Common Stock and the Series A Preferred Stock entitled to vote at the Annual Meeting of Stockholders, there were outstanding 481,995 shares of Common Stock and 19,364 shares of the Series A Preferred Stock of the Company entitled to vote with respect to the election of directors and the other matters to be considered at the meeting. Each share has the right to one vote. At the close of business on March 18, 1999 there were outstanding 512,897 shares of the $1 par value Class A Common Stock (the "Class A Common Stock") and 19,364 shares of the Series B $1.12-1/2 Convertible Preferred Stock (the "Series B Preferred Stock") of the Company entitled to vote with respect to the election of additional directors and the other matters to be considered at the meeting. Each share has the right to one vote. Except with respect to the election of directors, both the affirmative vote of the holders of a majority of the shares of Common Stock and the Series A Preferred Stock voting together as a single class, and the affirmative vote of the holders of a majority of the shares of the Class A Common Stock and the Series B Preferred Stock voting together as a separate single class, are required for the approval of all matters to be brought before the meeting.

               The cost of soliciting proxies will be borne by the Company. In addition to this solicitation, the officers, directors, and regular employees of the Company without any additional compensation may solicit proxies by mail, facsimile, telephone or personal contact. The Company will also request stockbrokers, banks, and other fiduciaries to forward proxy material to their principals or customers, who are the beneficial owners of shares, and will reimburse them for their expenses. If no contrary instruction is indicated, each proxy will be voted FOR the listed proposals and in accordance with the discretion of the proxies on any other matter which may properly come before the meeting.

          Security Ownership of Certain Beneficial Owners and Management

               Common Stock and Series A Preferred. The stock ownership of the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock and of the Series A Preferred Stock as of March 18, 1999 and such stock ownership of all directors and officers of the Company as a group as of that date are as follows:

                                                           Shares of   Percent
                                    Shares of               Series A   of Out-
                                      Common     Percent of Preferred  standing
                                     Stock     Outstanding   Stock    Series A
                                  Beneficially    Common  Beneficially  Prefer-
                                    Owned (1)     Stock     Owned (1) red Stock
                                   ----------   ---------- ----------- --------
    Patrick W.E. Hodgson, et al.   205,130(2)      42.6       18,334      94.7
    60 Bedford Road - 2nd Floor
    Toronto, Ont., Canada M5R 2K2

    Ferro Alloys Services, Inc.     90,800(3)      18.8         ---        ---
    750 East Ferry Street
    Buffalo, NY 14211

    Woodbourne Partners, L.P.       31,000          6.4         ---        ---
    200 N. Broadway, Suite 825
    St. Louis, MO 63102

    William J. Burke, III, et al.   30,370(4)       6.3         ---        ---
    111 Devonshire Street
    Boston, MA 02109

    All Directors and Officers     294,330(5)      61.1       18,334      94.7
    as a group (12 persons)





         (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.
         (2) Beneficially owned by a group composed of: Cinnamon Investments Limited solely owned by Patrick W.E. Hodgson (78,370); William J. Magavern II and James L. Magavern, as co-executors of the Estate of Samuel D. Magavern (15,260); Brent D. Baird (1,300); Aries Hill Corp. (a private holding company whose controlling shareholders include Brent D. Baird, Bruce C. Baird, Brian D. Baird and Bridget B. Baird) (14,000); Bridget B. Baird, as trustee of a family trust (9,800); Jane D. Baird (9,000); The Cameron Baird Foundation (a charitable foundation whose trustees include Jane D. Baird, Bridget B. Baird, Brian D. Baird, Bruce C. Baird, and Brenda B. Senturia) (5,700); First Carolina Investors, Inc. (a Delaware corporation whose directors include Brent D. Baird, Bruce C. Baird, Patrick W.E. Hodgson, Theodore E. Dann, Jr. and H. Thomas Webb) (64,700); William J. Magavern II (5,000); and, James L. Magavern (2,000). Members of the group had sole voting and investment power with respect to 167,270 shares and shared voting and investment power with respect to 36,260 shares, and reported that they had agreed to evaluate jointly any proposal presented to the Company's shareholders pursuant to which Wacker Chemical Corporation may acquire all or substantially all of the assets of the Company.
          (3) Owned by Ferro Alloys Services, Inc., a corporation of which Theodore E. Dann, Jr., who is Chairman of the Board of the Company, is a director, officer and corporate attorney. Includes 2,000 shares held in the name of the Estate of Theodore E. Dann that are beneficially owned by Ferro Alloys Services, Inc.
         (4) Includes 25,500 shares owned by William J. Burke, Jr., Marital Trust, State Street Bank.
         (5) Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares.

               Beneficial Owner of Class A Common Stock and Series B Preferred Stock. The stock ownership of the only beneficial owner of the Class A Common Stock and Series B Preferred Stock of the Company as of March 18, 1999 is as follows:



                                                              Shares of
                                              Shares of       Series B
                                            Class A Common    Preferred
                                                Stock           Stock
                                            Beneficially    Beneficially
                                                Owned            Owned
                                             (Percent of     (Percent of
           Name & Address                       Class            Class
           of Beneficial Owner               Outstanding)    Outstanding)
                                             -------------   ------------

          Wacker Chemicals (USA), Inc.       512,897 (100%)  19,364 (100%)
          c/o Wacker Chemical Holding
          Corporation
          3301 Sutton Road
          Adrian, MI  49221-9397

          Proposal 1 -- Election of Directors

               The Board of Directors consists of six members, three of whom are elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class (Common Directors), and three of whom are elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting as a class (Wacker Directors).

               The nominees for election as Common Directors, with respect to whom proxies are being solicited hereby, are Mr. Brent D. Baird, Mr. Theodore E. Dann, Jr., and Mr. Patrick W.E. Hodgson. All nominees are presently members of the Board.

               The shares represented by the enclosed proxy will be voted for the Board of Directors' nominees for election as Common Directors unless authority is withheld. In the event that any such nominee for director should become unavailable (which is not anticipated), it is intended that such shares will be voted for such substitute nominee or nominees as may be determined by the Common Directors or that a vacancy will be left in the membership to be filled subsequently by the Common Directors.

               Representatives of Wacker Chemicals (USA), Inc., owner of all of the outstanding shares of the Class A Common Stock and Series B Preferred Stock, have indicated to the Company that such shares will be voted for the election of the following directors:
          Dr. Fritz Petersen, Mr. Craig A. Rogerson, and Mr.David S. Shellabarger. All are presently members of the Board.

               Information as to the nominees for directors is furnished in the following table. Such information and the information with regard to beneficial ownership of securities have been furnished to the Company by the respective directors.

                                                               Shares of
                                           Shares of             the
                                              the              Company's
                                           Company's           Series A
                                             Common            Preferred
                                             Stock               Stock
                                             Owned               Owned
                                  Year     Beneficially       Beneficially
                                  First      as of                as of
     Name and Principal           Became     March 18,   % of   March 18,  % of
     Occupation               Age Director     1999      Class     1999    Class
                              --- -------- ------------  -----  --------   -----
     Nominees for Election
     as the Common Directors

     Theodore E. Dann, Jr.     45    1986     90,800(1)    18.8      --      --
       Chairman of the
     Company's Board of
     Directors since June 1,
     1992; Corporate
     Secretary of the Company
     from January 1, 1987
     through June 1, 1992;
     Chairman  of Buffalo
     Technologies Corp., from
     April 11, 1994 to
     Present; President of
     Buffalo Technologies
     Corp. since June 1997;
     Secretary/Treasurer,
     Director and Corporate
     Attorney for Ferro
     Alloys Services, Inc.,
     since 1985; Director of
     First Carolina
     Investors, Inc.


     Brent D Baird             60   1994    104,500(2)  21.7      --      --
       Private investor,
     Chairman of First
     Carolina Investors,
     Inc.; Director of
     M&T Bancorp (bank
     holding company),
     Merchants Group, Inc.,
     Oglebay Norton Company,
     Todd Shipyards
     Corporation, Barrister
     Information Systems
     Corporation, and Ecology
     and Environment, Inc.
     Prior to 1992 was a
     limited partner of
     Trubee, Collins & Co., a
     member of the New York
     Stock Exchange, Inc.


        (1) See footnote (3) under table of more than 5% stockholders, above.

        (2) See footnote (2) under table of more than 5% stockholders, above. Includes 1,300 shares owned by Mr. Baird, 14,000 shares owned by Aries Hill Corp., 18,800 shares owned by members of Mr. Baird's immediate family who do not share his household and to which he has no voting or investment power, 5,700 shares owned by The Cameron Baird Foundation and 64,700 shares owned by First Carolina
               Investors, Inc.


                                                              Shares of
                                          Shares of              the
                                            the               Company's
                                          Company's            Series A
                                           Common             Preferred
                                            Stock              Stock
                                            Owned              Owned
                                 Year     Beneficially       Beneficially
                                 First      as of               as of
                                 Became     March 18,   % of    March 18, % of
                             Age Director     1999      Class     1999    Class
                             --- -------- ------------  ----- ----------  -----
     Nominees for Election
     as the Common Directors

     Patrick W.E. Hodgson     58   1991    78,370(3)     16.3    18,334    94.7
       President, Cinnamon
     Investments, London,
     Ontario, investment
     firm, since 1981;
     Chairman of Todd
     Shipyards, Inc., since
     Feb. 1993; Chairman
     Scotts Hospitality 1994-
     1996; Director, First
     Carolina Investors,
     Inc., Versacold, Inc.,
     M&T Bancorp and Scott's
     Restaurants, Inc.

     Nominees for Election as
     Wacker Directors

     Craig A. Rogerson        42   1997      --          --       --      --
       President, Wacker
     Silicones Corporation
     since April 1997; Vice
     President and General
     Manager of Fibers
     Division, Hercules
     Chemical Specialties
     Company, Hercules, Inc.
     from 1996-1997; Sales
     Director, Americas, for
     the Paper Technology
     Division of the Hercules
     Chemical Specialties Co.
     from 1995-1996; Business
     Director, Absorbents &
     Textile Products Group
     from 1992-1995;
     Operations Director,
     Absorbents & Textile
     Products Group from
     1991-1992.  Director,
     Wacker Silicones Corp.,
     Wacker Chemical Holding
     Corp., Wacker Chemical
     U.S.A., and Wacker
     Biochem Co.

        (3) Includes 78,370 shares owned by Cinnamon Investments. See footnote (2) under table of more than 5% stockholders, above

                                                               Shares of
                                           Shares of              the
                                             the               Company's
                                           Company's            Series A
                                            Common             Preferred
                                            Stock                Stock
                                            Owned                Owned
                                  Year    Beneficially        Beneficially
                                  First      as of               as of
                                  Became    March 18,   % of   March 18,  % of
                              Age Director    1999      Class     1999    Class
                              --- -------- -----------  ------ ---------- -----
     Nominees for Election as
     Wacker Directors

     Dr. Fritz Petersen        54   1999        --        --       --       --
      Managing Director of
     ESK-SiC GmbH since
     January 10, 1998.  Head
     of the Business Unit SiC
     of ESK-GmbH from January
     4, 1994 to September 30,
     1998.  Managing Director
     of CASIL-Carbureto de
     Silicio S.A. in Brazil
     from January 4, 1987 to
     December 31, 1993.



     David S. Shellabarger     40   1999        --        --       --       --
      Controller of Wacker
     Silicones Corporation
     since 1989.


       Committees of the Board

               The Board of Directors met three times during 1998. During 1998, the majority directors attended 100% of the aggregate of meetings of the Board of Directors and of those committees of the Board on which they served.

                The Bylaws of the Company provide for a four member Executive Committee of the Board of Directors. Action by the Executive Committee can only be taken by the affirmative vote of a majority of the Committee, including at least one director elected by the Common Stockholders and one director elected by the Class A Common Stockholders. The Bylaws also provide that the Executive Committee, to the extent provided for by resolution of the Board of Directors and subject to the General Corporation Law of the State of Delaware, shall have all the powers and authority of the Board of Directors in the management of the business affairs of the Company.

               The Executive Committee is composed of Theodore E. Dann, Jr., Patrick W.E. Hodgson, Craig Rogerson, and Dr. Fritz Petersen. The Executive Committee is currently fulfilling the responsibilities of a compensation committee in setting the compensation of the officers of the Company and its subsidiaries. The Executive Committee held two full meetings and several telephone conferences in 1998 to discuss compensation and other Board issues.

               The 1998 Audit Committee, which consisted of Brent D. Baird and Dr. Bernhard Frank, had responsibility for reviewing with the auditors the scope of the audit work performed, estimating audit fees, considering questions and technical audit and tax issues arising in the course of the audit work, and inquiring as to related matters such as adequacy of internal controls. The Audit Committee met one time in 1998. The 1999 Audit Committee consists of David S. Shellabarger and Brent D. Baird and will assume the same duties as the 1998 Audit Committee.

                The Company does not have a Nominating Committee.

       Compensation of Directors

               The Company's directors, other than the Chairman, receive from the Company an annual retainer fee of $5,000, and $1,500 for each meeting of the Board or meeting of a committee of the Board they attend, but not to exceed $1,500 for any one day. Director fees payable to Wacker Directors for 1998 were paid to Wacker Chemical Corporation. The Chairman, Mr. Dann, receives an annual retainer fee of $50,000, plus the meeting fees received by the other directors.

       Compliance with Section 16 of the Securities Exchange Act

               Under Section 16 of the Securities Exchange Act of 1934, as amended, directors, executive officers and persons who own more than 10% of the Company's Common Stock are required to report their ownership of equity securities of the Company, and any changes in that ownership to the Securities Exchange Commission and to the Company. Based solely upon a review of reports furnished to the Company (the "Section 16(a) Reports") by such persons on Forms 3, 4 or 5 for the year ended December 31, 1998, there were no omissions from or late filings of Section 16(a) Reports.

       Executive Officers

               The executive officers of Exolon-ESK Company for 1998 were as follows:

               J. Fred Silver     President and Chief Executive Officer
                                  (September 1998 - present)

               Robert A. Rieger   President and Chief Executive Officer
                                  (September 1997 -September 1998)

               Michael H. Bieger  Chief Finance Officer and Vice President-
                                  Finance

               Kersi Dordi        Vice President Aluminum Oxide & Specialty
                                  Products

               Armand Ladage      Vice President Silicon Carbide

               John L. Redshaw    Vice President of Sales & Marketing

               Nancy E. Gates,    General Counsel/Secretary
               Esq.




               The business backgrounds of the Company's executive officers are as follows:

               Mr. Rieger, age 48, was the President and Chief Executive Officer from September, 1997 to September, 1998. He served as Managing Director of Zircon Worldwide for Cookson Matthey Ceramics PLC, London, England, from 1994 to 1997, and as President of TAM Ceramics, Inc., a subsidiary of Cookson Group PLC, Niagara Falls, New York from 1985 to 1994.

               Mr. Silver, age 53, has been President and Chief Executive Officer since September 14, 1998. He had previously been President from February 1996 to August 1997. He was a member of the Company's Board of Directors in 1995. He served as President of Carborundum Abrasives Co. from 1981 through 1992 and President of Time Release Sciences, Inc., a foam manufacturer since January, 1993.

               Mr. Bieger, age 42, has been the Chief Financial Officer of the Company and a member of the Company's Operating Committee since August, 1996. He served as President and Chief Financial Officer of Perry's Ice Cream in Akron, New York from 1990-1994 and as a management consultant for SiGMA Consulting from March of 1994 through July 1996. He is a Certified Public Accountant in the State of New York.

               Mr. Dordi, age 50, has served as a Vice President of Aluminum Oxide & Specialty Products Manufacturing since March 1995 and has served as the General Manager of the Company's Canadian subsidiary, Exolon-ESK Company of Canada, Ltd., since September 1992. In January 1995, he became a member of the Company's Operating Committee. From November 1990 to September 1992, he served as the Plant Manager for the Company's Thorold, Ontario plant, and from 1986 to November of 1990, he served the Company in various technical and managerial capacities.

               Mr. Ladage, age 45, has served as a Vice President Silicon Carbide since March 1995. In January 1995, he became a member of the Company's Operating Committee. He served as Plant Manager of the Company's Hennepin, Illinois operations from 1978 to 1995.

               Mr. Redshaw, age 44, has served as Vice President of Sales and Marketing since March 1995. In January 1995, he became a member of the Company's Operating Committee. He has served as Metallurgical Sales and Marketing Manager for the Company since 1989.

               Ms. Gates, age 34, has been the General Counsel/Corporate Secretary and a member of the Company's Operating Committee since February 29, 1996. From 1990 to 1996, Ms. Gates was a corporate attorney at the law firm of Magavern, Magavern, & Grimm, LLP, Buffalo, New York.

       Compensation of Executive Officers

               The following Summary Compensation Table sets forth information concerning compensation for services in all capacities for the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1997, and 1996 of those persons who were, at December 31, 1998 or during 1998, (I) the chief executive officer of the Company and (ii) executive officers of the Company and its subsidiaries during 1998 whose annual base salary and bonus compensation exceeded $100,000, (collectively, the "Named Officers").

       Summary Compensation Table

                                   Annual Compensation

           Name and                                              All Other
           Principal                                           Compensation
           Position            Year    Salary       Bonus           (1)

           Robert Rieger      1998     $127,500          -        $14,680
           President and
           Chief Executive
           Officer            1997      $55,576    $28,334         $6,053
           (effective
           September 1,
           1997)



           J. Fred Silver     1998      $53,462     $8,374         $3,575
           President and
           Chief Executive    1997     $103,000    $76,125        $11,543
           Officer
           (effective
           September 14,
           1998)


           Kersi Dordi        1998     $108,000    $16,200        $15,871
           Vice President
           Aluminum Oxide &   1997      $97,000    $47,530        $15,270
           Specialty
           Products           1996      $91,000    $45,500        $13,166



           Armand Ladage      1998     $108,000    $20,520        $15,731
           Vice President     1997      $90,000    $45,000        $15,085
           Silicon Carbide
                              1996      $85,000    $42,500        $13,738



           John L. Redshaw    1998     $108,000    $13,500        $15,450
           Vice President of  1997      $97,000    $48,500        $14,531
           Sales & Marketing
                              1996      $91,000    $45,500        $13,858



           Michael H. Bieger  1998     $108,000    $17,820        $15,815
           Chief Financial    1997      $93,000    $46,500        $14,251
           Officer
                              1996      $36,125    $18,750         $4,383


               (1) Includes matching contributions made by the Company under the Company's Retirement and Savings Plan for U.S. Salaried Employees (the "401K Plan"). Also includes premiums paid by the Company on term life insurance, amounts accrued under the Company's Retirement Plan for U.S. Salaried Employees and amounts paid under a car allowance policy.


          Report of the Executive Committee on Executive Compensation

               The Executive Committee of the Board of Directors currently has among its responsibilities the supervision and approval of Company established executive compensation, including annual base compensation reviews and incentive compensation awards. The Executive Committee determines what it believes to be the appropriate level of compensation for senior executives based on the Company's performance, the executive's contribution to that performance, and the responsibilities of the Corporation entrusted to that executive.

               The Committee's guidelines on compensation start with the basic criterion that in order to retain qualified managers, executive compensation should be competitive with similar positions in similar sized companies in our industry and contain an incentive portion that is intended to stimulate superior performance for shareholders.

               Compensation for Exolon-ESK executives consists of an annual base salary plus an Incentive Award Plan (the Plan ). The base salary is reviewed and set by the Executive Committee. It is subject to change annually. The salary is based upon the nature and scope of the job with an effort to keep the base salary fair and competitive in relation to other companies our size. In setting the 1998 base salaries for the Officers in the Summary Compensation Table, the Executive Committee carefully considered these criteria. A new Incentive Award Plan is instituted each year.

               The Incentive Award Plan is a cash award plan based on a written series of criteria arrived at after discussion by the Executive Committee. The President is not included in the Plan. The other Officers achieve points as they meet certain criterion goals which are in furtherance of the Company's productivity and profitability. In establishing the 1998 Plan and the threshold profitability levels for incentive attainment, the Executive Committee evaluated several factors including the Company's 1998 Business Plan, current and projected competitive conditions, forecasted market condition for the Company's products and, finally, management's strategies and action plans for attaining specific profitability targets for 1998. These factors were all deemed to be important to the Company's overall well-being.

               In the Executive Committee's opinion, the Company's executive officers were adequately compensated in 1998 when compared to other executives in similar positions in companies of similar size. The Company does not provide long term compensation to its officers and, other than as described in the footnotes to the "Summary Compensation Table", above, does not provide perquisites to its officers.

          Membership of the Executive      Theodore E. Dann, Jr.
          Committee:                       Dr. Fritz Petersen
                                           Patrick W.E. Hodgson
                                           Craig A. Rogerson

          Summary Share Performance Graph

               As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance with a broad market index and with appropriate similar companies. The Company's Common Stock is traded on the Boston Stock Exchange and one appropriate broad market index comparison is with the NASDAQ Stock Market Total Return Index (U.S. Companies). The closest peer group index, on a line-of-business basis, which could be found was the Peer Group Index for NASDAQ stocks under SIC Major Group 32, for manufacturers of stone, clay, glass and concrete products, which was the second comparison selected for this Proxy Statement.

               The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31, 1993 and that all dividends had been re-invested quarterly during the period.
          The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1998. The calculations exclude trading commissions and taxes.

          Comparison of Five Year Cumulative Total Return
          Among NASDAQ Total Index, NASDAQ Line of Business Index and the Exolon-ESK Co.


          Measurement                        NASDAQ Line of
          Period (Fiscal     NASDAQ Total       Business        Exolon-ESK
          Year Covered)          Index           Stocks          Company

                1993             $100             $100             $100

                1994              $98              $96             $ 82

                1995             $138              $95             $114
                1996             $170             $124             $138

                1997             $208             $124             $167

                1998             $294             $101             $144

          Assumes $100 invested on December 31, 1998 in NASDAQ Stock Market, NASDAQ Line of Business Stocks (Based on SIC Code) and the Exolon-ESK Company


          Compensation (Executive) Committee Interlocks and Insider
          Participation

               Elektroschmelzwerk Kempten GmbH ("ESK") is a subsidiary of Wacker Chemie GmbH ("Wacker Chemie"), which is the owner of all of the outstanding stock of Wacker Chemicals (USA), Inc. ("Wacker"), and Wacker is the owner of all of the Company's outstanding Class A Common Stock and Series B Preferred Stock. The Company is the successor to a merger of ESK Corporation (wholly owned subsidiary of Wacker) into The Exolon Company which was effected on April 27, 1984. Pursuant to an exclusive distributorship and sales representation agreement which was entered into with ESK at the time of the merger, and renewed in 1997, the Company purchased $2,699,000 and $1,989,000 of certain products from Kempten, during 1998 and 1997, respectively.

               The Company and ESK maintain a joint patent covering certain technology developed and implemented at the Company's Hennepin facility and are joint applicants with respect to another such patent. The patent and patent application relate to joint ownership rights in the subject technology.

               Dr. Fritz Petersen, who is Managing Director of ESK-SiC GmbH, and Craig A. Rogerson, who is the President of Wacker Silicones Corporation (another wholly owned subsidiary of Wacker Chemie), serve on the Executive Committee.


          Certain Related Party Transactions

               None.

          Stockholder Proposals

               Stockholder proposals for inclusion in proxy materials for the Year 2000 Annual Meeting of Stockholders should be addressed to Nancy E. Gates, Esq., Corporate Secretary of Exolon-ESK Company, 1000 East Niagara Street, Tonawanda, New York 14150 must be received before November 19, 1999.

          Other Business

               Management knows of no other matters which may come before the meeting. If any other matters are properly presented, it is the intention of the persons named in the proxy to vote or otherwise act in accordance with their best judgment.

               Accompanying this Proxy Statement is a copy of portions of the Company's Annual Report on Form 10-K for the year ended
          December 31, 1998. Any stockholder who has not been furnished a complete copy of the Company's Form 10-K Report with this Proxy Statement may obtain a copy without charge, and any stockholder may obtain copies of any exhibits thereto upon payment of a reasonable fee, by writing to Nancy E. Gates, Esq., Corporate Secretary of Exolon-ESK Company, 1000 E. Niagara Street, Tonawanda, New York 14150.

                                        By Order of the Board of Directors



                                        Nancy E. Gates, Esq.
                                        Corporate Secretary

          Dated: March 19, 1999